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                                                            Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
AgriBioTech, Inc.

     We consent to the use of our reports related to the consolidated financial statements and schedule of AgriBioTech, Inc., the financial statements of Beachley Hardy Seed Company, the combined financial statements of Germain's Inc. and W-L Research, Inc. and the combined financial statements of Seed Corporation of America, Inc. and Green Seed Company Limited Partnership incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                              KPMG PEAT MARWICK LLP

Albuquerque, New Mexico
October 23, 1998